UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2007

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Beginning in 2006, Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (the “Company”), transferred certain operations between the Freight Group and the Transit Group in order to reflect a shift in the markets and customers served by those operations. The transfer of operations was also made to be consistent with the information used by the chief decision maker in evaluating the operations of the company. In addition, beginning in 2006 the Company began allocating the cost of certain corporate functions to the operating groups to reflect the beneficial use of these functions by the groups. These changes had no impact on the Company’s consolidated results of operations, but did change historical segment results. A copy of the revised segment results, by quarter, for 2005 and 2006 (the “Revised Segment Results”) is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this report on Form 8-K:

(d)	Exhibit:

Exhibit No.	Description
99.1	Revised Segment Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: March 2, 2007

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Revised Segment Results	Filed herewith.